UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2006

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

565 East Swedesford Road, Suite 200, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On June 19, 2006, Escalon Medical Corp (the "Company") dismissed BDO Seidman, LLP ("BDO Seidman") as the Company’s independent registered public accountants responsible for auditing its financial statements. The decision was approved by the Audit Committee of the Board of Directors of the Company.

The report of BDO Seidman on the Company’s consolidated financial statements for the fiscal year ended June 30, 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal year ended June 30, 2005 and the subsequent interim periods preceding BDO Seidman’s dismissal, the Company had no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused it to make a reference to the subject matter of the disagreement in connection with its report on the financial statements for such years or subsequent interim periods.

During the Company’s fiscal year ended June 30, 2005 and the subsequent interim periods preceding BDO Seidman’s dismissal, there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The change in accountants does not result from any dissatisfaction with the quality of professional services that have been rendered by BDO Seidman as the independent accountants of the Company.

The Company hereby incorporates by reference the Form 8-K filed December 30, 2004.

The Company will shortly announce the retention of a new independent auditor.

Item 9.01 Financial Statements and Exhibits.

Exhibit 16 Letter from BDO Seidman, LLP dated June 21, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

June 21, 2006	By:	Richard J. DePiano

Name: Richard J. DePiano
Title: Chairman & CEO

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Exhibit Index

Exhibit No.	Description

16	letter from BDO Seidman, LLP dated June 21, 2006